                               -----------------------

                               JOINT VENTURE AGREEMENT

                               -----------------------



                                       Between

                                 SOFTBANK Corporation

                                         and

                                     Yahoo! Inc.




                              Dated as of April 1, 1996

                               JOINT VENTURE AGREEMENT


         JOINT VENTURE AGREEMENT, dated as of April 1, 1996, by and between SOFTBANK Corporation, a Japanese corporation ("SOFTBANK"), and Yahoo! Inc., a California corporation ("Yahoo").

         WHEREAS, Yahoo offers in the United States and certain other geographic areas certain on-line navigational services on the World Wide Web, including, without limitation, the Yahoo! Internet Guide.

         WHEREAS, SOFTBANK is a leading computer publisher and software distributor in Japan;

         WHEREAS, SOFTBANK indirectly owns a minority interest in Yahoo; and

         WHEREAS, SOFTBANK and Yahoo wish to form a joint venture company in Japan called Yahoo Japan Corporation (the "Company"), to establish and manage in Japan a Japanese version of the Yahoo Internet Guide, develop related Japanese on-line navigational services, and conduct other related businesses;

         NOW, THEREFORE, the parties hereby agree as follows:

1.  OBJECTIVES OF THE COMPANY

         The objectives of the Company shall be to engage in the businesses set forth below:

         (i) establishment and management in Japan of a Japanese version of the Yahoo Internet Guide;

        (ii)  development of related Japanese on-line navigational services;

       (iii)  related sale of on-line advertisement space;

        (iv) addition of Japanese specific informational content to the mirror site database in Japan;

        (v)  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
    XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
    XXXXXXX




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    XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXX;

       (vi)  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
    XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
    XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX; and

      (vii) other businesses relating to the foregoing as agreed upon by the parties from time to time.

2.  SALE AND PURCHASE OF SHARES; OWNERSHIP OF THE COMPANY.

         (a) Subject to the terms and conditions hereof, SOFTBANK agrees to sell, and Yahoo agrees to purchase, XXXXX shares of Common Stock of the Company (the "Shares") at a price of XXXXXX per share so that after such sale SOFTBANK shall own XXXXXX shares of Common Stock and Yahoo shall own XXXXXX shares of Common Stock of the Company.

         (b) Concurrently with the execution of this Agreement, SOFTBANK shall deliver to Yahoo stock certificates representing the Shares and registered in the name of Yahoo, against payment by Yahoo of XXXXXXXXXXX therefor in immediately available funds to a bank account designated by SOFTBANK.

3.  REPRESENTATIONS AND WARRANTIES OF SOFTBANK

         SOFTBANK hereby represents and warrants to Yahoo as follows:

         (a) SOFTBANK has been duly incorporated, and is a validly existing corporation under the laws of Japan and has full power and authority to enter into and perform this Agreement.

         (b) This Agreement has been duly authorized, executed and delivered by SOFTBANK and constitutes a valid and binding agreement of SOFTBANK, enforceable against SOFTBANK in accordance with its terms.

         (c) The Company has been incorporated on January 31, 1996 as a Kabushiki Kaisha (a stock limited company). The registered office of the Company is at 3-42-3, Nihonbashi-Hamacho, Chuo-ku, Tokyo 103, Japan. The Company has been duly incorporated and is a validly existing corporation under the laws of Japan and has full power and authority to carry on its business as contemplated in this Agreement. Attached

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hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of the Company ("teikan") and a true and complete English translation thereof.

        (d) The Company's authorized capital is XXXXXX shares of Common Stock, par value XXXXXX per share, of which XXXXXX shares are issued and outstanding. Prior to the Closing, SOFTBANK purchased such XXXXXX shares for a purchase price of XXXXXX per share in cash, and SOFTBANK owns all of such issued and outstanding shares of the Company. There are no options, warrants or commitments of any kind relating to the capital stock of the Company, including any preemptive or other rights to purchase its capital stock.

        (e) The Shares have been duly authorized (including any required approval by the Board of Directors of the Company) and validly issued and are fully paid and non-assessable. Title to the Shares will be transferred from SOFTBANK to Yahoo upon physical delivery of the stock certificates to Yahoo at the Closing, free and clear of all liens, encumbrances, equities or claims.

        (f) Prior to the Closing, the Company has not been engaged in any business or activities and has not entered into to any contracts, except as contemplated by this Agreement and the Company has net assets of XXXXXX in the form of cash and cash equivalents.

        (g) The Company has no liabilities, contingent or otherwise, and the Company has complied in all material respects with all laws and regulations. There is no litigation pending or threatened, and no basis therefor known to the Company, to which the Company is or would be a party, to which any of the Company's assets are or would be subject, or which question or challenge this Agreement or the transactions contemplated hereby.

        (h) No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of SOFTBANK is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than as described in Section 15 hereof.

        (i) A certified copy of the commercial register of the Company (and a true and complete English translation thereof) is attached to this Agreement as Exhibit B, and all information contained therein is complete and accurate.

4.  REPRESENTATIONS AND WARRANTIES OF YAHOO

        Yahoo represents and warrants to SOFTBANK as follows:

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         (a) Yahoo has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California, and has full power and authority to enter into and perform this Agreement.

         (b) This Agreement has been duly authorized, executed and delivered by Yahoo and constitutes a valid and binding agreement of Yahoo, enforceable against Yahoo in accordance with its terms.

         (c) No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of Yahoo is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than as described in Section 15 hereof.

5.  LICENSE AGREEMENT

         Concurrently with the execution of this Agreement, Yahoo shall enter into a license agreement, in the form of Exhibit C attached hereto (the "License Agreement"), with the Company.

6.  BOARD OF DIRECTORS; STATUTORY AUDITORS

         (a) The total number of Directors comprising the Board shall be five. SOFTBANK shall designate XXXXXXXX Directors,
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXX, and Yahoo shall designate XXXXXX Directors.

         (b) The Company shall have one Statutory Auditor, which shall be designated by SOFTBANK.

         (c) The Company shall have one Representative Director, who shall be the President. The President and Representative Director shall be a nominee of SOFTBANK.

         (d) In case of a vacancy in the office of Director, Statutory Auditor or Representative Director during the term of office for whatever reason, the vacancy shall be filled by the party that nominated the Director, Statutory Auditor or Representative Director whose office became vacant.

         (e) At any annual or special meeting of shareholders or any meeting of the Board of Directors called for such purpose, each party shall vote or cause to be voted all shares owned by it for the election of nominees designated as Directors, Statutory Auditor or Representative Director in accordance with this Section 6 and otherwise as may be necessary to implement the provisions of this Agreement.

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         (f)  No change shall be made in the number and/or allocation of
Directors, Statutory Auditor or Representative Director as stated in this
Section 6 or in the Articles of Incorporation of the Company; provided that if the parties' respective shareholdings change, the parties shall adjust the number and allocation of Directors and the designation or nomination of the Statutory Auditor or Representative Director if and to the extent appropriate so that their respective representation on the Board and in the Company is generally proportionate to their respective shareholdings.

7.  MANAGEMENT OF THE COMPANY

         (a) The Board of Directors of the Company shall be responsible for establishing the overall policy and operating procedures with respect to the business affairs of the Company.

         (b) Except as otherwise required by mandatory provisions of law and as otherwise provided herein, resolutions of the Board of Directors shall be adopted only by the affirmative vote of a majority of the Directors present at a meeting duly called at which a quorum is present. A majority of the Board of Directors shall constitute a quorum for the transaction of business provided at least one Director designated by Yahoo is present. Board meetings shall be held in Japan in accordance with applicable law provided that the Board of Directors shall meet no less frequently than once in each calendar month. Any Director may attend a Board meeting by conference telephone.

         (c) Notwithstanding the general provisions set forth above, in addition to any special approval requirements under the Articles of Incorporation or under law, each of the following corporate actions may be taken by the Company only (i) in the case of any action that is permitted by law or under the Articles of Incorporation to be taken by the Board of Directors alone, upon authorization by affirmative vote of at least one SOFTBANK director and at least one Yahoo director and (ii) in the case of actions required by law or the Articles of Incorporation to be approved by the Company's shareholders, upon authorization by affirmative vote of both Yahoo and SOFTBANK as shareholders:

         (i) any merger or consolidation, whether or not the Company is the surviving corporation; any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; any acquisition of all or substantially all of the capital stock or assets of any other entity; or the liquidation or voluntary dissolution of the Company;

        (ii) any sale, lease, exchange or other disposition of substantial assets (except in the ordinary course of business) of the Company;

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


       (iii)  any capital expenditure of Y10 million or more;

        (iv) the raising of additional equity capital or the issuance or sale of any debt or equity securities (including any shareholder loan or guaranty) and the terms thereof, whether or not in connection with a call for additional capital pursuant to Section 8 hereof;

         (v) any declaration or payment of any dividend or other distribution, directly or indirectly, on account of any shares of capital stock of the Company, or any redemption, retirement, purchase or other acquisition, directly or indirectly, by the Company of any such shares (or of any warrants, rights or options to acquire any such shares);

        (vi) the incurrence or guarantee (directly or indirectly) by the Company with respect to any indebtedness for borrowed money in excess of Y10 million;

       (vii) any amendment, alteration or repeal of any provision of the Articles of Incorporation of the Company; or

      (viii) engagement in any business other than as set forth in Section 1 hereof and activities incidental thereto, either directly or through any corporation or other entity in which the Company has, directly or indirectly, an equity interest;

        (ix) approval of an annual business plan and operating budget for the Company (which shall be made no later than thirty (30) days prior to the commencement of each fiscal year of the Company), and any deviation in any material respect from such business plan or budget as so approved;

         (x)  the authorization of execution of any contract or agreement
    (i) having a period of performance greater than one year, (ii) involving aggregate payments or consideration in excess of Y10 million,
    (iii) involving any license of trademarks, patents, copyrights or other intellectual property rights of the Company, and (iv) between the Company and any officer, shareholder or Director of the Company (or their respective affiliates), and any waiver or variance of any contract described in (i)-(iv) above; or

        (xi) compensation for all officers, Directors and Statutory Auditors of the Company.

To the extent permitted by Japanese law, the foregoing approval requirements shall at all times also be set forth in the Articles of Incorporation of the Company, unless amended as set forth.

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


8.  ADDITIONAL CAPITAL

         Subject to Section 7(c) hereof, the Board may, by written notice to the parties, call for the parties to subscribe for additional shares of capital stock of the Company or to make loan guarantees or loans to the Company in proportion to their respective holdings of Common Stock at any time. Each party agrees to provide such additional capital or support in accordance with the Board's action.

9.  DISPOSITION OF COMMON STOCK

         Neither party shall directly or indirectly sell, assign, transfer or otherwise dispose of, or pledge or otherwise encumber, any shares of Common Stock of the Company without the prior consent of the other party; provided that, at such time as the shares of the Company are publicly traded, either party shall be entitled to make sales of its shares in the open market to the extent permitted by applicable law.

10.  ACCOUNTING; ACCESS TO INFORMATION

         (a) The fiscal year of the Company shall be from the first day of April of each year to the 31st day of March of the following year.

         (b) The Company shall maintain its accounts and prepare its financial statements (including, without limitation, a balance sheet, profit and loss statement and statement of cash flows) in accordance with generally accepted accounting principles in Japan, and shall cause its annual financial statements to be audited by an internationally recognized independent auditing firm reasonably acceptable to each party, and such financial statements and the auditors' opinion to be delivered to each party no later than sixty (60) days following the end of each fiscal year. The Company also shall deliver to each party unaudited monthly and quarterly financial statements within thirty days following the end of each month or fiscal quarter, as the case may be, certified (in the case of quarterly financial statements) by the chief accounting officer of the Company. All financial statements shall be accurately and completely translated into English prior to delivery to Yahoo, and shall be accompanied by a reasonably detailed schedule that sets forth the differences between Japanese generally accepted accounting principles and U.S. generally accepted accounting principles as applied to such financial statements.

         (c) Each party shall, during all business hours and at all other times as reasonable, have access to the books and records of the Company and to the legal, tax and auditing personnel of the Company, internal and external; provided, however, that the cost and expense necessary for such inspection shall be borne by the party making the inspection.

11.  DIVIDENDS

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


         To the extent permitted by law, the Company will pay dividends to its shareholders from the Company's net earnings in accordance with and subject to the conditions set forth in Exhibit D; provided that no dividends shall be required to be paid prior to XXXXXXXXXXXXXX, or following the time at which the Company's shares of Common Stock are publicly traded.

12.  TERM OF THE AGREEMENT

         Subject to Section 13, this Agreement shall remain in effect perpetually, provided that, if as of XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

13. TERMINATION OF THE AGREEMENT

         (a) If either party fails in any material respect to perform or fulfill in the time and manner herein provided any obligation or condition herein required to be performed or fulfilled by such party, and if such default shall continue for sixty (60) days after written notice thereof from the other party, then the other party shall have the right to terminate this Agreement by written notice of termination to the defaulting party at any time after such sixty (60) days. Either party may also terminate this Agreement immediately by giving a written notice to the other party in the event such other party shall be dissolved or liquidated or declared insolvent or bankrupt.

         (b) Upon termination of this Agreement, the parties shall negotiate in good faith the possible purchase by one party of all the shares in the Company held by the other party or the sale of the Company to a third party. If such negotiation fails to result in a mutually acceptable agreement, the Company shall be dissolved in accordance with Japanese law.

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         (c)  Termination of this Agreement for any reason shall not release either party from any liability which at the time of termination has already accrued to the other party or which thereafter may accrue in respect of any act or omission prior to such termination.

14.  CONFIDENTIALITY

         Each party shall hold and shall cause its respective representatives to hold in confidence all confidential information made available to it or its representatives by the other party, directly or through the Company, and shall not pass such information on, wholly or partly, to third parties without the written consent of the other party, unless such information (i) becomes generally available to the public other than as a result of a disclosure by such party or its representatives, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, or
(iii) is independently acquired by such party as a result of work carried out by any employee or representative of such party to whom no disclosure of such information has been made.

15.  GOVERNMENT FILINGS

         (a) Promptly after execution of this Agreement, notification of such execution shall be submitted by SOFTBANK to the Fair Trade Commission of Japan. In the event the Fair Trade Commission advises the parties hereto to amend this Agreement and/or the License Agreement, the parties shall promptly comply with such request; provided, however, that if either party considers such amendment to be material and adverse to it, then such party may terminate this Agreement by giving written notice to such effect to the other party hereto.

         (b) Within fifteen (15) days following the date of this Agreement, Yahoo will submit the required notification to the Bank of Japan under the Foreign Exchange and Foreign Trade Control Law.

         (c) If any Japanese withholding taxes are imposed on dividends payable to Yahoo by the Company under Section 11, the Company shall (or SOFTBANK shall cause the Company to) withhold such amounts, pay the same to the Japanese tax authority, and promptly furnish Yahoo with appropriate documentation of the amounts so withheld as soon as practicable. The Company shall (or SOFTBANK shall cause the Company to) cooperate with Yahoo to make any necessary filings to utilize the lowest withholding rate available under any treaty between Japan and the United States.

16.  OTHER VENTURES

         (a)  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

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XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         (b) Yahoo hereby agrees to discuss in good faith with SOFTBANK joint efforts to establish XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXX.

17.  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Japan.

18.  DISPUTE RESOLUTION

         All disputes between the parties arising directly or indirectly out of this Agreement shall be settled by the parties amicably through their good faith discussions. In the event that any such dispute cannot be resolved thereby, such dispute shall be finally settled by arbitration in accordance with the rules then in effect of the Japan Commercial Arbitration Association by three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in Tokyo, Japan and shall be conducted in Japanese (with English translation to the extent requested by Yahoo). The arbitration award shall be final and binding upon the parties, and judgment on such award may be entered in any court having jurisdiction thereof.

19.  MISCELLANEOUS

         (a) This Agreement may be amended only by a written instrument signed by both parties.

         (b) This Agreement may not be assigned by either party hereto except with the written consent of the other party; provided, however, that this Agreement may be assigned to a corporation which shall succeed to the business of a party by merger, consolidation, or the transfer of all or substantially all of the assets of such party and which shall expressly assume the obligations of such party hereunder.

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         (c)  Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, upon receipt of a transmittal confirmation, (c) if sent by registered airmail, return receipt requested, postage prepaid, on the sixth business day following the date of deposit in the mail or (d) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

         (i)  If to SOFTBANK:

                  SOFTBANK Corporation
                  24-1, Nihonbashi-Hakozakicho
                  Chuo-ku, Tokyo 103, Japan

              Attention:  Mr. Masayoshi Son
                              President and Chief
                                   Executive Officer

              Telephone:  (813) 5642-8020
              Facsimile:  (813) 5641-3400

         with a copy to:

              Sullivan & Cromwell
              125 Broad Street
              New York, New York 10004

              Attention:  Stephen A. Grant, Esq.

              Telephone:  (212) 558-3504
              Facsimile:  (212) 558-3588

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         (ii)  If to the Company:

              Yahoo! Inc.
              635 Vaqueros Ave.
              Sunnyvale, California 94086

              Attention:  Mr. Timothy Koogle
                              President

              Telephone:  (408) 328-3300
              Facsimile:  (408) 328-3301

         with a copy to:

              Venture Law Group
              A Professional Corporation
              2800 Sand Hill Road
              Menlo Park, California  94025

              Attention:  James L. Brock, Esq.

              Telephone:  (415) 854-4488
              Facsimile:  (415) 854-1121

or in each case to such other address or facsimile number as the party may have furnished to the other party in writing.

         (d) In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

         (e) No waiver by any party of any default in the performance of or compliance with any provision herein shall be deemed to be a waiver of the performance and compliance as to any other provision, or as to such provision in the future; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No remedy expressly granted herein to any party shall be deemed to exclude any other remedy which would otherwise be available.

         (f) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements between the parties with respect to such subject matter. This Agreement may

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


be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

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         IN WITNESS WHEREOF, the parties hereto have duly signed this Agreement as of the day and year first above written.

                        SOFTBANK CORPORATION



                        By: _____________________________
                            Name:   Masayoshi Son
                            Title:  President



                        YAHOO! INC.



                        By: _____________________________
                            Name:   Timothy Koogle
                            Title:  President


Attachments:

Exhibit A          Articles of Incorporation of the Company
Exhibit B          Commercial Register of the Company
Exhibit C          License Agreement
Exhibit D          Milestones for Required Dividend Payments

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